                                                                   EXHIBIT 10.53
                                  AGREEMENT


This Agreement ("Agreement") is made as of this 18th day of June, 1999 by and between Microsoft Corporation ("Microsoft"), a Washington corporation with its principal offices at One Microsoft Way, Redmond, WA 98052, and Concentric Network, Inc. ("Concentric"), a California corporation with its principal offices at 1400 Parkmoor Avenue, San Jose, CA 95126 (each, a "Party," collectively, the "Parties").

                                    Recitals

   Whereas, Microsoft currently owns and operates a network of Web sites currently entitled "MSN", with a home page currently located at http://www.msn.com, which network includes an aggregation of Web-based properties, and which constitutes an Internet portal. Microsoft, in conjunction with independent Internet Service Providers, is developing an alliance of Internet properties that will all deploy the MSN portal or co-branded versions thereof;

   Whereas, Concentric supplies dial-up and broadband xDSL Internet access and web hosting services to consumers and business customers;

   Whereas, the Parties desire to enter into an agreement to provide the MSN portal and Web-based properties to Concentric's narrowband and broadband access customers, to accelerate development and deployment of new and innovative hosting services based on Windows NT and Windows 2000, and to accelerate customer adoption of xDSL, through their existing and future relationships with customers, value-added resellers, service providers, and partners; and

   Whereas the Parties desire to cooperate in joint marketing and promotional activities;

   Now, therefore, in consideration of the covenants and conditions set forth below, the adequacy of which consideration is hereby acknowledged, the Parties agree as follows:


                                   Agreement

1. Definitions

   1.1.  [*]

   1.2. "Broadband" describes network connectivity with speeds that are greater than 56K and that use Digital Subscriber Line (xDSL) technology.

   1.3. "Concentric MSN Portals" means collectively the Consumer Concentric MSN Portal and the Small Business Concentric MSN Portal.

   1.4. "Concentric Services" means Concentric's dial-up and xDSL connectivity services that Concentric offers to its customers.

   1.5. "Consumer Concentric MSN Portal" shall mean the co-branded Home Page for Concentric contemplated under this Agreement which is (i) aimed at Concentric's consumer customers and (ii) based on the MSN Portal using the [*] technology as described in Section 2.


[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

   1.6. "Content Module" shall mean the portions of the Concentric MSN Portals that are designed and managed by Concentric in accordance with Section 2.6 and for which Concentric shall provide content, in some cases with assistance provided by Microsoft. The Content Module as currently conceived by Microsoft occupies approximately one-third of the Concentric MSN Portals and includes a row of persistent links to Concentric at the bottom of the Concentric MSN Portals.

   1.7. "Default Start Page" shall mean the Web Page that will appear initially, unless reset or modified by an end user, on an end user's computer monitor each time the user initiates a telephone connection using Web Browsing Technology between a computer and an Internet service provider.

   1.8. "Effective Date" means [*].

   1.9. "First Commercial Release" means that date on which either Party makes a product or service commercially available to end users.

   1.10. "Home Page" shall mean the initial top level Web Page of a Web Site seen by a user once the user has directed Web Browsing Technology to access the Web Site's URL.

   1.11. "Microsoft Core Internet Technologies" means the following products:
Passport (authentication technology for sharing user credentials with other affiliated content, commerce or applications providers), the MSN web search (search engine), Hotmail (e-mail), user-created communities (community infrastructure), and MSN messenger service (instant messaging and buddy list technology).

   1.12. "MSN Portal" shall mean the Home Page for the MSN Service, which is currently located at the URL www.msn.com.

   1.13. "MSN Service" means the aggregation of Web-based properties (as such properties may change from time to time in Microsoft's sole discretion) which is currently branded by Microsoft as "The Microsoft Network" and/or "MSN", and accessed through the domain http://www.msn.com. The term "MSN Service" does not
                            ------------------
include Microsoft's corporate web site, currently located at

http://www.microsoft.com, or any Web-based properties contained within such
------------------------
domain.

   1.14. "Narrowband" describes network connectivity with speeds that are 56K or less and that use analog dial up modem technology with protocols such as
v.90 or v.34.

   1.15. "Small Business Concentric MSN Portal" shall mean the co-branded Home Page for Concentric contemplated under this Agreement which is (i) aimed at Concentric's small business customers of its Concentric Services and (ii) based on the MSN Portal using the [*] technology as described in Section 2.

   1.16. "URL" shall mean a uniform resource locator which serves as the address of a Web Page.

   1.17. "Web Browsing Technology" shall mean computer software (including by way of example Microsoft Internet Explorer ("IE") and Netscape Navigator) designed to enable access to Web Pages via the applicable URLs.

   1.18. "Web Page" shall mean content in the World Wide Web portion of the Internet accessed via a single URL, and excluding content on other Web Pages accessed via links in said content.


[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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   1.19. "Web Site" shall mean a collection of Web Pages related in some manner and interconnected via links within a specific URL domain.

2. Description of the Concentric MSN Portals

   2.1. Microsoft shall provide, host and maintain two co-branded versions of the MSN Portal [*], one targeted at the consumer customers and the other targeted at the small business customers of the Concentric Services. Each of the co-branded portals shall be substantially similar to the MSN Portal as it is now or may be constituted in the future, except for the inclusion of Concentric branding, content, features, Concentric Content Modules, and functionality described below in this Section 2. Except as specifically set forth in this Section 2, Microsoft shall have sole control and discretion over all aspects of the Concentric MSN Portals, including without limitation the management, design, features, functionality and content thereof. Without limitation, Concentric acknowledges that the visual appearance and design of the Concentric MSN Portals may evolve over time to respond to end user preferences (among other reasons). The current (as of the Effective Date) target for the First Commercial Release [*] In addition, Microsoft will assist Concentric in developing an initial version of the Small Business Concentric MSN Portal based upon the existing MSN Portal and content available therein, and this initial version will enable more prominent positioning of small business content available within the MSN Service through the use of the standard personalization capabilities of the Home Page of the MSN Service. [*]

   2.2. The Concentric MSN Portals shall be co-branded in a manner determined by Microsoft, but with the Concentric logo at the top center or upper left corner of the page, featuring the words "Powered by MSN" (or similar text) in no larger or more prominent type. The co-branding shall appear on the start page of the Concentric MSN Portals and shall extend to those pages in the MSN Service which are accessible via one hyperlink from the Concentric MSN Portals. Either Party may at its sole discretion provide links from the Concentric MSN Portals to non co-branded pages. Microsoft shall not make any material changes to Concentric's trademarks or logos as displayed within the Concentric MSN Portals without the prior written consent of Concentric, which consent shall not be unreasonably withheld or delayed.

   2.3. Concentric will use its commercially reasonable efforts to cause the Default Start Page for all of Concentric's Narrowband and Broadband Internet access customers of its Concentric Services who contract for such service after the First Commercial Release of the Concentric MSN Portals to be one of the URLs identified in Exhibit B hereto operated by Concentric. Concentric will cause
              ---------
all end users accessing said URL to be automatically redirected to the applicable Concentric MSN Portal as identified by Microsoft (tentatively, "concentric.msn.com"). If Microsoft fails to satisfy the performance metrics for the MSN Portal as set forth in the attached Exhibit C, Concentric may
                                                ---------
trigger the implementation dispute process described in Section 7 below.

        2.3.1.  [*]

        2.3.2.  [*]

   2.4. Microsoft acknowledges that Concentric has entered into and will enter into in the future certain arrangements with third parties in which Concentric Services are co-branded using the trademarks of Concentric and such third parties, or the Concentric services are sold under such third parties' trademarks ("Co-Branded/Private Label Services"). [*] Concentric shall use reasonable efforts to encourage such third parties to adopt one of the Concentric MSN Portals or another co-branded version of the MSN Portal as the Default Start Page for such Co-Branded/Private Label Services, and Microsoft agrees to negotiate in good faith the terms of a



[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

one-time referral fee mechanism to be paid to Concentric if such Co-Branded/Private Label Services adopt the Concentric MSN Portals or another co-branded version of the MSN Portal.

   2.5. The visible user interface for the Concentric MSN Portals shall be substantially similar to the MSN Portal, including colors, layout, fonts, etc. Concentric will have the ability to use its fonts and colors within the Concentric Content Module on the Concentric MSN Portals, subject to Section 2.6 below.

   2.6. At Concentric's request, Microsoft shall include a Content Module in each of the Concentric MSN Portals, which Content Module (and its content and delivery) shall be in accordance with any template, guidelines, tools and procedures (including format and delivery schedule) provided from time to time to Concentric by Microsoft. Subject to the above, the content in the Content Module may be modified from time to time as determined by Concentric in its sole discretion and Microsoft shall replace any existing Content Module with any such updated Content Module within a reasonable time following Concentric's notice of such modifications. Notwithstanding the foregoing, (a) Concentric may not include any advertising, sponsorships or promotion for third parties in the Content Module (but may promote Concentric and its services), (b) Microsoft has the right to remove or require Concentric to remove content from the Content Module if Microsoft believes, in its sole discretion, that the inclusion of such content may create a legal liability for Microsoft, and (c) the schedule for Content Module modification shall be subject to the mutual approval of Microsoft and Concentric [*]. If Microsoft desires to remove or require Concentric to remove content from the Content Module other than as provided in the previous sentence, Microsoft shall provide at least seven (7) days prior notice to Concentric and, if the parties are unable to agree upon the removal or modification of such content during such period, such content shall remain in the Content Module but Concentric agrees to continue to negotiate in good faith with Microsoft for a mutually agreeable solution to address Microsoft's concerns with such content. Microsoft shall supply, or grant access to, Concentric such tools and procedures, once developed, as are necessary for Concentric to access and modify the Content Modules, which Microsoft will host on its servers; Concentric shall be bound by such license terms and conditions generally required by Microsoft as applicable to such tools. Exhibit A depicts
                                                    ---------
Microsoft's current design plan for the MSN Concentric Portals[*]. Concentric acknowledges, however, that Microsoft may, in its sole discretion, modify the design plan for the MSN Concentric Portals except with respect to the specific elements required by this Section 2. [*]

   2.7. Microsoft shall use commercially reasonable efforts to not permit any "paid advertisements" from "Concentric Designated Competitors" on the Concentric MSN Portals. "Concentric-Designated Competitors" shall mean the entities designated by Concentric in Exhibit D hereto provided that Concentric supplies
                            ---------
Microsoft in a timely manner an accurate list of the specific names of such companies so as to allow Microsoft to incorporate such specific names into its ad server technology.[*] In the event that Concentric reasonably believes the display of Sponsorships from Concentric Designated Competitors placed on the Concentric MSN Portals are detracting from the value of the Concentric MSN Portals, Concentric shall be entitled to trigger the implementation dispute process described in Section 7.

   2.8. Concentric may at its sole discretion include advertising from any third parties in pages which it hosts that are accessible via links contained in the Content Module

   2.9. Microsoft shall place a back button or home button on the Concentric MSN Portals and all pages no more than one hyperlink from the Concentric MSN Portals such that any user that begins viewing such sites after viewing one of the Concentric MSN Portals will always be returned to the applicable Concentric MSN Portal.


[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

   2.10. Notwithstanding anything to the contrary in this Agreement, Concentric will not be obligated to change the branding of its main corporate site, currently located at URL www.concentric.com. The content, look, and feel of
                         ------------------
www.concentric.com, or any other corporate site properties of Concentric, may be
------------------
determined by Concentric at its sole discretion.

3. Technical Support for the Concentric MSN Portals

   3.1. As between the Parties, Concentric shall provide all technical support to its Internet access customers in connection with the Concentric MSN Portals. In accordance with the technical support plan described in Section 3.2, Microsoft shall provide Concentric with second level support. All help, contact and support links in the Concentric MSN Portals shall point to the relevant pages of Concentric's Web site at http://support.concentric.net./
                                           -------------------------------

   3.2. In connection with the obligations of Section 3.1, Microsoft and Concentric will develop a technical support plan, which shall be subject to the Parties' mutual approval, within ninety (90) days after the Effective Date, provided that in any event Microsoft shall provide Concentric with access (subject to such periods of down-time as may be reasonably appropriate for maintenance or as may be caused by circumstances beyond Microsoft's reasonable control) to the following MSN support resources:

        3.2.1. online access to the MSN Service technical support knowledge base to provide real time support to Concentric customers;

        3.2.2. online technical support modules for customer self-care, the nature and choice of such modules being at Microsoft's sole discretion;

        3.2.3. a trouble ticket system for escalating technical support issues, the nature of which system shall be at Microsoft's sole discretion; and

        3.2.4. 24 x 7 access by the Concentric Network Operations Center to the telephone support line at Microsoft's Network Operations Center for the MSN Service.

4. Microsoft Internet Technologies

   4.1.  E-mail.  Microsoft will make available to each Concentric Consumer
         ------
Narrowband customer of the Concentric MSN Portals a Hotmail Web-based e-mail account. This will be substantially the same e-mail service that Microsoft is offering to users accessing Hotmail from www.hotmail.com, except that Concentric
                                         ---------------
domain names (as applicable) will be used (e.g., user@hotmail.concentric.net). Microsoft will use its commercially reasonable efforts to integrate this web based e-mail into the Concentric MSN Portals so as to provide a seamless user experience. Concentric agrees to promote this Web based email as the preferred email offering to its consumer Narrowband Internet access customers. Concentric and Microsoft will cooperate to encourage end users of Concentric's existing email service to use the Web-based email described in this Section 4.1, which migration may include an off-line solution involving Microsoft's Outlook Express technology. Microsoft acknowledges that advertising-driven Web-based e-mail services, such as Hotmail, may not be appropriate for Concentric's small business customers. To the extent any such advertising or sponsor subsidized technology is offered by Concentric to Concentric's small business customers, Concentric shall promote Hotmail as the preferred solution for small business customers of Concentric's Services.



[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

   4.2. Use of Microsoft Internet Technologies.  Upon notice from Microsoft of
        --------------------------------------
the First Commercial Release of the Microsoft Core Internet Technologies, Concentric agrees, as soon as commercially feasible, and as long as such technologies are compatible with existing Internet technology standards where feasible, to implement and provide its consumer Narrowband customers with Microsoft Core Internet Technologies pursuant to Microsoft's standard user interface and distribution terms and agreements generally applicable for third parties' implementation and distribution of the Microsoft Core Internet Technologies. To such end, Microsoft shall provide Concentric with such materials, technology and support as it routinely provides to other third parties distributing such technologies pursuant to Microsoft's standard distribution terms and agreements. Microsoft will use reasonable efforts to allow Concentric to have access to beta versions of such technologies (to the extent that Microsoft makes such technologies available to other third parties in beta form) to accelerate the process of Concentric's introduction and implementation of the same. In the event that Concentric offers or implements the Microsoft Core Internet Technologies with its Internet access services, Concentric shall not promote any competing technology with its Internet access services more favorably than Microsoft Core Internet Technologies, other than as required by the existing agreements summarized in Exhibit E hereto.
                                                     ---------

   4.3.  Internet Explorer and Outlook Express. In connection with its Internet
         -------------------------------------
access services, Concentric shall, during the Term and subject to the normal terms and conditions of the Internet Explorer 5x distribution agreement and Internet Explorer 5x co-marketing agreement previously entered into by the parties on March 28, 1999, distribute the most up-to-date commercially available version of Internet Explorer to their Internet access customers on a basis no less favorable than Concentric distributes any other Web Browsing Technology.
By way of example, a copy of the most up-to-date version of Internet Explorer shall be installed, subject to the terms and conditions of the Internet Explorer distribution agreement, on each copy of the Concentric Sign-Up CD-ROM unless such CD-ROM does not include any Web Browsing Technology that provides functionality similar to Internet Explorer. Concentric shall also promote Internet Explorer on a basis that is no less favorable than its promotion of any other Web Browsing Technology. Concentric agrees not to promote any competing POP 3 e-mail client technology upon terms more favorable than Concentric promotes Outlook Express.

   4.4.  [*]

5. Broadband Content for Concentric MSN Portals

Microsoft shall use commercially reasonable efforts to provide information to Concentric's development and implementation of unique Concentric-branded content for the Content Module located on the Concentric MSN Portals that takes advantage of the xDSL Internet connectivity offered by Concentric.

6. Compensation

   6.1. For the purposes of this Section 6, the Term of this Agreement will be divided into three phases, as follows: (i) Phase 1 will begin as of the Effective Date and continue until the First Commercial Release of the Concentric MSN Portals; (ii) Phase 2 will begin on the First Commercial Release of the Concentric MSN Portals [*]; and (iii) Phase 3 will begin on the date of the notice referred to in the immediately preceding clause (ii) and continue for the balance of the Term.

         6.1.1. During Phase 1, no compensation shall be payable by Microsoft to Concentric, except the license fee as provided under Section 6.5 below.



[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         6.1.2. During Phase 2, Concentric will be entitled to compensation accruing in accordance with Section 6.2 below.

         6.1.3. During Phase 3, Concentric will be entitled to compensation accruing in accordance with Section 6.3 or Section 6.4 below.

   6.2.  [*]

7. [*]

   7.1.   [*]

   7.2.  [*]

8.  Local Content Delivery Architecture

Microsoft is currently participating in the development of technologies that may, among other things, facilitate the hosting and distribution of personalized, locally cached communications and information (especially streaming media) destined for Broadband-enabled end users. To the extent that Microsoft develops and makes available such technologies, either through Microsoft products or through publicly available specifications, Concentric agrees to use commercially reasonable efforts to implement the same, provided that the same has at least the functionality and as low a price as competitive technologies. Moreover, to the extent that Concentric implements such technologies, Microsoft will use its commercially reasonable efforts to introduce and promote Concentric to Microsoft's major broadband content partners so as to give Concentric an opportunity to obtain content for such locally cached communications and information.

9.  Commercial Hosting

    9.1. Concentric shall use commercially reasonable efforts to expand its current Web hosting business based on Microsoft's Windows NT/Windows 2000 platform, and to offer a comprehensive line of Concentric-branded shared and dedicated server hosting services based on Microsoft server products, which include Microsoft Windows NT, Windows 2000, Microsoft Commercial Internet System (MCIS), Microsoft Site Server, and Microsoft Internet Information Server (IIS).

   9.2.  [*]

   9.3. Concentric agrees to offer a dedicated server electronic commerce hosting service based on the applicable Microsoft server software products, and to the extent Concentric promotes its hosting services on the basis of platforms, shall promote such service in a manner no less favorable than it does with respect to any other electronic commerce dedicated server hosting service for business customers. The product definition, schedule for release and nature of market promotion for such services shall be at Concentric's sole discretion.

   9.4. The parties will work during the ninety (90) day period beginning on the Effective Date to create a mutually acceptable Application Hosting Joint Launch Plan. For the purposes of this Agreement "application hosting" means services which will provide centralized information technology solutions for business customers, characterized by a hosting architecture that will allow a customer to perform such functions as, by way of example, host databases, streaming media files, and enterprise-wide messaging as well as other types of application services at a service provider (such as Concentric) based on the applicable Microsoft server software products.



[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        9.4.1. The Application Hosting Joint Launch Plan will address as a minimum the following business and technical issues:

                9.4.1.1. Minimum feature/functionality set of a Concentric application hosting offering based on Microsoft's platform technologies.

                9.4.1.2. Potential business model for the Concentric offering including, but not limited to, proposals for potential licensing arrangement(s) between Microsoft and Concentric allowing Concentric to use Microsoft's platform technologies, revenue projections, gross margin projections, and service differentiation.

                9.4.1.3. Beta and First Commercial Release schedule for the Concentric application hosting offering.

                9.4.1.4. Customer support plan for the Concentric application hosting offering

                9.4.1.5. Co marketing and distribution plan relative to the Concentric application hosting offering

  9.5. Concentric shall cause the First Commercial Release of [*] application hosting offerings based on Microsoft's platform technologies during calendar year 1999. These three application hosting offerings shall be any [*] of the following: hosted Microsoft Exchange email services, hosted Microsoft Windows Media Technologies streaming media services, hosted corporate purchasing applications services based on Microsoft BackOffice, hosted financial application services based on Microsoft BackOffice, or hosted customer relations management application services based on Microsoft BackOffice. [*] In addition, Application Hosting Joint Launch Plan referenced in Section 9.4 shall contain provisions to expand Concentric's offerings to include a more complete suite of applications hosting offerings by the end of one (1) year from the Effective Date, along with corresponding marketing obligations.

   9.6. The Parties shall use reasonable efforts to develop a potential business relationship and a subsequent definitive agreement within ninety (90) days after the Effective Date [*] for the Microsoft server software products and Concentric hosting services as described in this Section 9. The licensing terms and conditions [*] shall be substantially similar to Microsoft's standard practices for the applicable Microsoft software products.

   9.7. In the intervening period between the Effective Date and the Parties' reaching agreement under Section 9.5 above, Concentric acknowledges that its obligations hereunder are subject to its acquisition of appropriate license agreements for certain Microsoft software products through separate agreement(s) with Microsoft and/or third parties in Microsoft's standard distribution channels. Concentric's rights to use such software products shall be subject to the terms and conditions stated in the then-current Microsoft end user license agreements applicable to such products.

   9.8. To assist Concentric's implementation of the activities contemplated in this Section 9, Concentric agrees to engage at least one (1) full time Microsoft Consulting Services consultant on site at Concentric's facilities for a period of one (1) year after the Effective Date, subject to the standard Microsoft Consulting Services engagement terms that are generally applicable for similar Microsoft Consulting Services engagements with other parties. Microsoft agrees to provide the first one hundred and sixty (160) hours of such consultant at no charge, and Concentric shall pay such consultant's standard rates for the balance of the engagement.



[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.  Co-Marketing and Sales Efforts

     10.1. Marketing of MSN Portal. Concentric will use commercially reasonable
           -----------------------
efforts to inform, educate and market the MSN Portal and the Concentric MSN Portals to its consumer and small business customers, its direct sales force and its channel sales force with which it has alliances or contracts for services, including, but not limited to, Internet Service Providers, telecommunication companies, and consumers who acquire connectivity services by or through Concentric.

     10.2. Marketing of Concentric Services. In accordance with the marketing
           --------------------------------
plan to be developed pursuant to Section 10.3, Microsoft will use commercially reasonable efforts to inform, educate and market Concentric Services to Microsoft's NSG (Networks Solutions Group) and ECU (Enterprise Customer Unit) direct sales force (including their respective successors in the event of an internal Microsoft reorganization) and its channel sales forces including, but not limited to, the BSG (Business Solutions Group) channel of Independent Software Vendors, the OCU (Organization Customer Unit) channel of Solution Providers, and the ICU (Internet Customer Unit) channel of Solution Partners who are members of the Microsoft Partner Solution Center, as well as their successors in the event of an internal Microsoft reorganization.

      10.3. Specific Marketing and Implementation Plan. Microsoft and
            ------------------------------------------
Concentric agree to use reasonable efforts to develop a written joint marketing plan within ninety (90) days after the Effective Date to specifically define and implement the goals outlined above along mutually acceptable terms and conditions. The Parties anticipate that the marketing plan may include one or more of the following:

                *  Cross promotion on appropriate Web sites;

                * Exchanges of customer lists for targeted promotional mailings, subject to both Parties' applicable privacy policies;

                * Joint presentations and participation in appropriate industry events and trade shows;

                * Joint preparation of marketing collateral that promotes the benefits and opportunities of broadband xDSL connectivity;

                * Joint development of potential business models (including possible revenue sharing) for services and products covered by the plan; and

                *  Coordinated press releases.

   10.4.  Co-Marketing Funding.  During each year of the Term and subject to the
          --------------------
Parties' agreement on a marketing plan as contemplated in Section 10.3, (i) Microsoft will supply marketing efforts valued by Microsoft (within its reasonable discretion) at not less than $[*] (in the aggregate), in accordance with the agreed-upon co-marketing plan described in Section 10.3 and (ii) Concentric will supply marketing efforts valued by Concentric (within its reasonable discretion) at not less than $[*] (in the aggregate), in accordance with the agreed-upon co-marketing plan described in Section 10.3.

   10.5.  Advertising Purchases on MSN.  Concentric agrees to purchase at least
          ----------------------------
seven million five hundred thousand dollars ($7,500,000) worth of advertising on properties within the MSN



[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Service (e.g., Expedia, CarPoint, Hotmail, etc.) during the term of this Agreement, subject to Microsoft's available inventory, standard terms and policies applicable to other third party advertisers, including without limitation submission, editorial, timing deadlines and requirements, and rate cards. Concentric's obligation to purchase advertising in the foregoing sentence shall be in accordance with the schedule below:

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In connection with such purchases, Microsoft shall provide Concentric with discounts from its standard advertising rate cards comparable to the discounts provided to other third party advertisers committing to purchase equivalent volumes of advertising and similar ad elements. Microsoft may, in its sole discretion terminate all provisions of this Section 10.5 upon written notice to Concentric.

11. Proprietary Rights

    11.1. The Parties agree that Microsoft and/or its suppliers shall retain all right, title, and interest in the MSN Service and any and all content, technology and materials delivered by Microsoft to Concentric pursuant to this Agreement. The Parties further agree that Concentric and/or its suppliers shall retain all right, title and interest in and to the content, technology and materials provided by Concentric pursuant to this Agreement. Neither Party shall have any rights to any materials, content or technology provided by the other Party hereunder except as specifically provided in this Agreement and shall not alter, modify, copy, edit, format, translate, create derivative works of or otherwise use any materials, content or technology provided by the other Party except as explicitly provided herein or approved in advance in writing by the other Party.

    11.2. Microsoft may use the Concentric logo on the Concentric MSN Portals and corresponding MSN pages in accordance with the following:

          11.2.1. Concentric hereby grants to Microsoft for the Term of this Agreement a limited non-exclusive, non-transferable, personal, worldwide license to use the Concentric logo(s) depicted in Exhibit G ("Concentric Mark") in the
                                          ---------
electronic form(s) supplied by Concentric from time to time, solely as part of the Concentric MSN Portals and those additional co-branded pages in the MSN Service described in Section 2.2 (if any) and in accordance with the terms of this Agreement. Except as provided herein, this Agreement does not grant Microsoft any right, title, interest, or license in or to any of Concentric's names, logos, trade dress, designs or other trademarks. Microsoft shall display the Concentric Mark only in the electronic form as supplied by Concentric.

          11.2.2. Microsoft acknowledges Concentric's sole ownership of the Concentric Mark worldwide and all associated goodwill. Microsoft's use of the Concentric Mark shall inure solely to the benefit of Concentric. Microsoft hereby assigns and shall assign in the future to Concentric all rights it may acquire by operation of law or otherwise in the Concentric Mark, including all applications or registrations therefore, along with the goodwill associated therewith.



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          11.2.3. Microsoft is authorized to use the Concentric Mark only in connection with the Concentric MSN Portals and those additional co-branded pages in the MSN Service described in Section 2.2 (if any). Microsoft shall fully correct and remedy any deficiencies in its use of the Concentric Mark, upon reasonable notice from Concentric.

          11.2.4. Concentric shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning the Concentric Mark.

12. No Obligation/Independent Development

    Notwithstanding any other provision of this Agreement, neither Party shall have any obligation to market, sell or otherwise distribute the technology or products described in this Agreement. Except as expressly provided herein, nothing in this Agreement will be construed as restricting either Party's ability to acquire, license, develop, market, manufacture or distribute for itself, or have others acquire, license, develop, market, manufacture or distribute for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.

13. Confidentiality

    The Parties acknowledge and agree that the terms and conditions of the Microsoft Corporation Non-Disclosure Agreement dated as of May 28 1999 ("NDA") entered into by and between the Parties are incorporated into this Agreement and that all of the terms of this Agreement and all discussions and negotiations related thereto and all information exchanged pursuant hereto are considered Confidential Information as defined in the NDA. In the event that any of the incorporated terms of the NDA are inconsistent with or conflict with this Agreement, then the terms of this Agreement shall control.

14. Term/Default/Termination

    14.1. Term. This Agreement shall commence on the Effective Date and continue
          ----
for a period of three (3) years following the Effective Date ("Term").

    14.2.  Termination for Cause.  In addition to any other rights and/or
           ---------------------
remedies that either Party may have under the circumstances, all of which are expressly reserved, either Party may terminate this Agreement at any time if:

           14.2.1. The other Party is in material breach of any warranty, representation, material term, condition or covenant of this Agreement, other than those contained in Sections 13, and fails to cure that breach within thirty
(30) days after written notice thereof; or

           14.2.2.  The other Party is in material breach of Section 13; or

           14.2.3. The other Party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

   14.3.  Additional Termination.  In addition, either party may terminate this
          ----------------------
Agreement in accordance with the provisions of Section 19.3

   14.4.  Effect of Termination
          ---------------------



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                                                                   Page 11 of 23

          14.4.1.  Survival.  Following the expiration or termination of this
                   --------
Agreement, Sections 1, 11, 12, 13, 14.4, 15, 16, 17 18 and 19 shall survive.

          14.4.2.  Other Agreements.  The termination or expiration of this
                   ----------------
Agreement shall have no effect upon any other then-current agreements, including without limitation any agreements regarding Concentric's ability to use or distribute certain Microsoft software products, unless such other agreements expressly provide otherwise.

15.  Representations and Covenants

     15.1. Concentric represents, warrants and covenants to Microsoft that:

           15.1.1. Concentric has the power and authority to enter into this Agreement and to fully perform its obligations hereunder.

           15.1.2. Concentric has obtained, and shall maintain in full force during the Term, such federal, state and local authorizations as are necessary to operate and to otherwise perform its obligations under this Agreement, and will be in compliance with all applicable laws and regulations governing such performance.

           15.1.3. Concentric will not make any representations or warranties concerning the MSN Portal except (i) as may be specifically authorized in writing by Microsoft or (ii) in accordance with Microsoft-published descriptions of the MSN Portal.

           15.1.4. The number of Concentric Narrowband customers and installed DSL lines used by Concentric to calculate the number of Active Subscribers reported to Microsoft pursuant to this Agreement will be substantially true and correct. Concentric's sole liability for breach of this Section 15.1.4 and Microsoft's exclusive remedy, shall be to pay any amounts owed pursuant to
Section 6.2 hereof as a result of any understatement by Concentric of the number Concentric Narrowband customers and installed DSL lines.

   15.2.  Microsoft represents, warrants and covenants to Concentric that:

          15.2.1. Microsoft has the power and authority to enter into this Agreement and to fully perform its obligations hereunder.

          15.2.2. Microsoft has obtained, and shall maintain in full force during the Term, such federal, state and local authorizations as are necessary to operate and to otherwise perform its obligations under this Agreement, and will be in compliance with all applicable laws and regulations governing such performance.

          15.2.3. Microsoft will not make any representations or warranties concerning the Concentric Services, except (i) as may be specifically authorized in writing by Concentric or (ii) in accordance with Concentric-published descriptions of the Concentric Services.

   15.3. PRODUCTS OR SERVICES DELIVERED UNDER THE TERMS OF THIS AGREEMENT SHALL BE SUBJECT TO THE TERMS OF THE LIMITED WARRANTY STATEMENT, IF ANY, SPECIFIED BY THE DELIVERING PARTY FOR THE SPECIFIC PRODUCT OR SERVICE. CERTAIN SOFTWARE PRODUCTS MAY BE PROVIDED TO THE OTHER PARTY "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND, IF SO DESIGNATED BY THE LICENSOR. FOR SUCH PRODUCTS, THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF SUCH SOFTWARE IS ASSUMED BY THE



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with respect to the omitted portions.

RECEIVING PARTY AND ITS CUSTOMERS AND SUBLICENSEES, IF ANY. THE WARRANTIES SET FORTH IN THIS SECTION 15 ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE. MICROSOFT EXPRESSLY DISCLAIMS ANY WARRANTIES THAT ACCESS TO OR USE OF THE MSN PORTAL WILL BE UNINTERRUPTED OR ERROR-FREE.

16.  Indemnification

     16.1. A Party ( "Indemnifying Party") shall, at its expense and the request of the other Party ("Indemnified Party"), defend any third-party claim or action brought against the Indemnified Party, and its affiliates, directors, officers, employees, licensees, agents and independent contractors, to the extent it is based upon a claim that, if true, would constitute a breach of a warranty, representation or covenant of the Indemnifying Party set forth in this Agreement (collectively, "Indemnified Claims"). The Indemnified Party shall promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Indemnified Party shall cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may upon written notice to the Indemnified Party undertake to control and conduct all proceedings or negotiations in connection therewith, assume and control the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be reasonably satisfactory to the Indemnified Party, and payment of all reasonably incurred expenses. The Indemnified Party shall have the right to employ separate counsel to provide input into the defense, at Indemnified Party's own cost. The Indemnifying Party shall reimburse the Indemnified Party upon demand for any payments made or loss suffered by it at any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates. The Indemnifying Party shall not settle any claim or action under this
Section 16 on the Indemnified Party's behalf without first obtaining the Indemnified Party's written permission, which permission shall not be unreasonably withheld, and the Indemnifying Party shall indemnify and hold the Indemnified Party harmless from and against any costs, damages and fees reasonably incurred by Indemnified Party, including but not limited to fees of attorneys and other professionals, that are attributable to such Indemnified Claims. The Indemnified Party shall provide the Indemnifying Party reasonably prompt notice in writing of any such Indemnified Claims and provide the Indemnifying Party with reasonable information and assistance, at the Indemnifying Party's expense, to help the Indemnifying Party to defend such Indemnified Claims.

   16.2. In addition to the claims described in Section 16.1, in accordance with the provisions of Section 16.1, Concentric agrees to defend, indemnify, and hold Microsoft harmless from and against any claims that content provided by Concentric for inclusion in the Content Modules of the Concentric MSN Portals
(i) infringes the copyrights, trademarks, service marks or trade secrets of any third party, (ii) is factually inaccurate, or (iii) contains information, instructions or formulas that are injurious to a third party's physical well-being or defame or disparage a third party. Such claims shall be deemed to be Indemnified Claims under Section 16.1.

   16.3. In addition to the claims described in Section 16.1, in accordance with the provisions of Section 16.1, Microsoft agrees to defend, indemnify, and hold Concentric harmless from and against any claims that Concentric MSN Portals (exclusive of the content provided by Concentric in the



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                                                                   Page 13 of 23
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Content Modules) (i) infringes the copyrights, trademarks, service marks or trade secrets of any third party, (ii) is factually inaccurate, or (iii) contains information, instructions or formulas that are injurious to a third party's physical well-being or defame or disparage a third party. Such claims shall be deemed to be Indemnified Claims under Section 16.1.

17.  Limitation Of Liabilities

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO PUNITIVE DAMAGES, THIS SECTION SHALL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER SECTION 13; AND (C) INDEMNIFICATION OBLIGATIONS UNDER SECTION 16. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY PUNITIVE DAMAGES.

18.  Press Releases

   Neither Party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other Party. The Parties shall issue a mutually acceptable press release regarding this Agreement no later than thirty (30) days after the Effective Date.

19.  General Provisions

     19.1. Independent Contractors. The Parties are independent contractors with
           -----------------------
respect to each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the Parties.

     19.2. Governing Law. Concentric consents to the exclusive jurisdiction and
           -------------
venue of the state and federal courts sitting in King County, Washington. This Agreement shall be governed by the laws of the State of Washington as though entered into by Washington residents and to be performed entirely within the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys' fees.

     19.3. Assignment. Neither Party may assign this Agreement or any rights
           ----------
and/or obligations hereunder without the other Party's prior written approval, which approval shall not unreasonably be withheld or delayed more than five (5) business days after the other party's written request for such approval. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall entitle the other party [*] to terminate this Agreement upon written notice to the other party. For the purposes of this Agreement, an "assignment" by a party shall be deemed to include, without limitation, the following: (i) a merger of the Party with another party, whether or not the Party is the surviving entity; (ii) the acquisition of more than fifty percent (50%) of any class of the Party's voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); or
(iii) the sale of all or substantially all of the Party's assets (whether in a single transaction or series of transactions). This Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.



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     19.4. Construction. In the event that any provision of this Agreement
           ------------
conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

     19.5. Notices. All notices and requests in connection with this Agreement
           -------
shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

          To Concentric                             To Microsoft:

          Concentric Network                        Microsoft Corporation
          1400 Parkmoor Avenue                      One Microsoft Way
          San Jose, CA  95126                       Redmond, WA  98052-6399
          Phone:  408.817.2800                      Phone: 425.882.8080
          Fax:    408.817.2876                      Fax:   425.936.7329
          Attention:  Chief Financial Officer       Attention:  Mark Chestnut

          Copy to:                                  Copy to:

          Dave Segre                                Law & Corporate Affairs,
          Wilson, Sonsini, Goodrich & Rosati           US Legal
          650 Page Mill Road                        Fax: 425.936.7409
          Palo Alto, CA  94306

or to such other address as a Party may designate pursuant to this notice provision.

     19.6.  Entire Agreement.  This Agreement shall not be effective until
            ----------------
signed by both Parties. This Agreement and the NDA constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the Parties by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.



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                                                                   Page 15 of 23
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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the
Effective Date written above.



MICROSOFT CORPORATION            CONCENTRIC NETWORK INC.


-----------------------------    ----------------------------------
By (Sign)                        By (Sign)

-----------------------------    ----------------------------------
Name (Print)                     Name (Print)

-----------------------------    ----------------------------------
Title                            Title

-----------------------------    ----------------------------------
Date                             Date



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with respect to the omitted portions.

                                   EXHIBIT A

                                      [*]





[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                   EXHIBIT B

                                CONCENTRIC URLS



1. The URL associated with the Consumer Concentric MSN Portal will be (http://home.concentric.net)
---------------------------

2. No later than ninety (90) days after the Effective Date, Concentric shall inform Microsoft in writing of a second URL for the Small Business Concentric MSN Portal






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the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                                      [*]






[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D



[*]





[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT E

                               EXISTING CONTRACTS


"Bank Card Agreement for Concentric Network Corporation" between First USA and Concentric Network Corporation dated 5/5/99

"Commercial Agreement" between Mail Call and Concentric Network Corporation dated 2/22/99

"`Dial Up Client' Agreement" between Netscape Communications Corporation and Concentric Research Corporation dated 8/21/95, as amended

"Live World Productions `Access Provider Affiliate Agreement'" between Talk City and Concentric Network Corporation dated 2/18/97

"OEM License Agreement" between Netscape Communications Corporation and Concentric Research Corporation dated 7/27/95, as amended

"Online Billing Services Distribution and Co-branding Agreement" between Intuit and Concentric Network Corporation dated 5/7/99

"Secure Internet Payment Card Service Reseller Agreement" between Cybercash and Concentric Network Corporation dated 2/25/99





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the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT F

                        DESCRIPTION OF ACTIVE SUBSCRIBER

[*]





[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT G

                                CONCENTRIC MARK


                    [CONCENTRIC NETWORK LOGO APPEARS HERE]






[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.